EXHIBIT NO. 23.1

                            Consent of Ernst & Young
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                        CONSENT OF INDEPENDENT CHARTERED
                                  ACCOUNTANTS
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We consent to the reference to our firm under the caption "Experts" in the
Registration Statement [Form S-3] and related Prospectus of Networks North, Inc. pertaining to the offering of up to 1,359,301 shares of its common stock held by certain stockholders and to the incorporation by reference of our report dated October 31, 1997, with respect to the consolidated financial statements of Networks North, Inc. [formerly known as NTN Canada, Inc.] included in its Form 10-K for the year ended August 31, 1997, filed with the Securities and Exchange Commission.


Toronto, Canada                                 /s/ Ernst & Young
August 7, 1998.                                 Chartered Accountants


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